Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

Canopy Growth Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Shares, no par value(3)	457(c)	1,086,279	$10.22(4)	$11,101,771.38	0.00014760	$1,638.63
	Total Offering Amounts					$11,101,771.38	—	$1,638.63
	Total Fees Previously Paid					—	—	—
	Total Fee Offsets					—	—	—
	Net Fee Due					—	—	$1,638.63

(1)	Consists of a maximum of 1,086,279 common shares (“Common Shares”) of Canopy Growth Corporation (the “Company”) to be sold by the selling securityholders.

(2)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional Common Shares in connection with any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding Common Shares.

(3)	Pursuant to the Company’s Articles of Incorporation, as amended, each Common Share may at any time, at the option of the holder, be converted into one non-voting and non-participating exchangeable share of the Company (each, an ”Exchangeable Share”), and each Exchangeable Share may at any time, at the option of the holder, be converted for one Common Share.

(4)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price with respect to the shares are calculated based on $10.22 per share, the average of the high and low prices of the Common Shares, as reported on the Nasdaq Global Select Market on May 6, 2024, which is a date within five business days prior to the date of filing the registration statement.